CORRECTED CERTIFICATE OF TRUST FILED TO
                               CHANGE THE NAME OF
                         THE EII REALTY SECURITIES FUND
                                       TO
                         E.I.I. REALTY SECURITIES TRUST


         The Certificate of Trust of The EII Realty Securities Fund inaccurately states the name of the Trust. This corrected Certificate of Trust is being executed as of April 27, 1998 for the purpose of correcting the Certificate of Trust. The corrected Certificate of Trust is set forth below.

         This Certificate of Trust is being executed as of December 22, 1997 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq.


         The undersigned hereby certifies as follows:


         1. Name. The name of the business trust is E.I.I. Realty Securities Trust ("Trust").


         2. Registered Investment Company. The Trust is or will become a registered investment company under the Investment Company Act of 1940, as amended.


         3. Registered Office and Registered Agent. The registered office of the Trust in the State of Delaware is located at 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347. The name of the registered agent of the Trust for service of process at such location is Delaware Corporation Organizers, Inc.

         4. Notice of Limitation of Liabilities of Series. Notice is hereby given that the Trust is or may hereafter be constituted a series fund. The debts, liabilities, obligations, and

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expenses  incurred,  contracted  for, or otherwise  existing with respect to any particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.


         IN WITNESS WHEREOF, the undersigned, being all the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                 /s/ Susan J. Penry-Williams
                                 -----------------------
                                 Susan J. Penry-Williams


                                 /s/ Peter J. O'Rourke
                                 -----------------------
                                 Peter J. O'Rourke




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